Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS RESULTS FOR
QUARTER ENDED MARCH 31, 2022

●	Q1 2022 reported revenue of $275.4 million, up 10.6% compared to Q1 2021
●	Q1 2022 constant currency revenue, organic* up 11.3% compared to Q1 2021
●	Q1 2022 GAAP EPS $0.18, compared to $0.19 in Q1 2021
●	Q1 2022 non-GAAP EPS* of $0.53, compared to $0.52 in Q1 2021

*  Constant currency revenue; constant currency revenue, organic; non-GAAP EPS; non-GAAP net income; non-GAAP operating income and margin; non-GAAP gross margin; and free cash flow are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, April 27, 2022 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $275.4 million for the quarter ended March 31, 2022, an increase of 10.6% compared to the quarter ended March 31, 2021. Constant currency revenue, organic, for the first quarter of 2022 increased 11.3% compared to the prior year period.

Merit’s revenue by operating segment and product category for the three-month periods ended March 31, 2022 and 2021 was as follows (unaudited; in thousands, except for percentages):

		Three Months Ended
		March 31,
	% Change	2022	2021
Cardiovascular
Peripheral Intervention	13.8%	$105,773	$92,914
Cardiac Intervention	9.0%	81,487	74,737
Custom Procedural Solutions	1.9%	46,262	45,421
OEM	19.6%	33,414	27,934
Total	10.8%	266,936	241,006

Endoscopy
Endoscopy devices	7.2%	8,479	7,907

Total	10.6%	$275,415	$248,913

Merit’s GAAP gross margin for the first quarter of 2022 was 43.9%, compared to GAAP gross margin of 45.0% for the prior year period. Merit’s non-GAAP gross margin* for the first quarter of 2022 was 47.7%, compared to non-GAAP gross margin of 49.2% for the prior year period.

Merit’s GAAP net income for the first quarter of 2022 was $10.5 million, or $0.18 per share, compared to GAAP net income of $11.0 million, or $0.19 per share, for the first quarter of 2021. Merit’s non-GAAP net income* for the first quarter of 2022 was $30.4 million, or $0.53 per share, compared to non-GAAP net income of $29.9 million, or $0.52 per share, for the prior year period.

“We delivered better-than-expected revenue results for the first quarter of 2022, driven by solid execution from our team, stronger-than-anticipated demand during the month of March, particularly in the U.S., and more favorable than anticipated sales trends in the APAC and “Rest of World” regions.”  said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We also delivered better-than-expected profitability in the quarter, where we reported year-over-year growth in non-GAAP net income and non-GAAP earnings per share despite incremental pressure on our gross margin and a higher-than-expected tax rate in the period.”

Mr. Lampropoulos continued: “We are confident in our 2022 guidance, which calls for total revenue growth, on a constant currency basis, of 4% to 6% year-over-year. We continue to expect progressive improvement in our operating environment – specifically, access to patients and elective procedures – over the first half of 2022. We also continue to expect to report improving non-GAAP gross and operating margins and strong free cash flow in 2022, driven by strong execution and contributions from our multi-year strategic initiatives related to the Foundations for Growth Program. Our team continues to execute well and remains focused on our strategic initiatives, while standing ready to adapt quickly to changes in our markets.”

As of March 31, 2022, Merit had cash, cash equivalents and restricted cash of $56 million, long term debt obligations of $253 million, and available borrowing capacity of approximately $475 million, compared to cash, cash equivalents and restricted cash of $68 million, long term debt obligations of $243 million, and available borrowing capacity of approximately $490 million as of December 31, 2021.

Fiscal Year 2022 Financial Guidance

Based upon information currently available to Merit’s management, for the year ending December 31, 2022, absent material acquisitions, non-recurring transactions or other factors beyond Merit’s current expectations, the Company continues to expect the following:

●	Net revenue in the range of $1.117 billion to $1.140 billion, representing an increase of approximately 4% to 6% year-over-year, as compared to net revenue of $1.075 billion for the twelve months ended December 31, 2021. The fiscal year 2022 revenue guidance range assumes:
o	Net revenue from Merit’s cardiovascular segment of between $1.083 billion and $1.106 billion, representing an increase of approximately 4% to 6% year-over-year as compared to net revenue of $1.043 billion for the twelve months ended December 31, 2021.
o	Net revenue from Merit’s endoscopy segment of between $33.5 million and $34.1 million, representing an increase of approximately 6% to 8% year-over-year as compared to net revenue of $31.5 million for the twelve months ended December 31, 2021.
●	GAAP net income in the range of $75.4 million to $84.0 million, or $1.30 to $1.45 per diluted share, compared to GAAP net income of $48.5 million, or $0.84 per diluted share, for the twelve months ended December 31, 2021.
●	Non-GAAP net income in the range of $140.0 million to $148.7 million, or $2.41 to $2.56 per diluted share, compared to non-GAAP net income of $136.2 million, or $2.37 per diluted share, for the twelve months ended December 31, 2021.

Merit’s financial guidance for the year ending December 31, 2022 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

CONFERENCE CALL

Merit will hold its investor conference call (conference ID 3580638) today, Wednesday, April 27, 2022, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,
	2022	December 31,
	(Unaudited)	2021
ASSETS
Current Assets
Cash and cash equivalents	$53,875	$67,750
Trade receivables, net	155,859	152,301
Other receivables	11,748	17,763
Inventories	231,451	221,922
Prepaid expenses and other assets	19,809	16,149
Prepaid income taxes	3,547	3,550
Income tax refund receivables	1,803	2,777
Total current assets	478,092	482,212

Property and equipment, net	371,909	371,658
Intangible assets, net	305,738	319,269
Goodwill	361,456	361,741
Deferred income tax assets	6,179	6,080
Operating lease right-of-use assets	64,659	65,913
Other assets	41,707	41,421
Total Assets	$1,629,740	$1,648,294

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$58,099	$55,624
Accrued expenses	122,394	159,014
Current portion of long-term debt	9,375	8,438
Current operating lease liabilities	10,304	10,668
Income taxes payable	3,659	2,536
Total current liabilities	203,831	236,280

Long-term debt	243,112	234,397
Deferred income tax liabilities	31,491	31,503
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	932	932
Deferred compensation payable	16,804	18,111
Deferred credits	1,788	1,815
Long-term operating lease liabilities	60,366	61,526
Other long-term obligations	14,550	23,584
Total liabilities	573,221	608,495

Stockholders' Equity
Common stock	646,370	641,533
Retained earnings	416,802	406,257
Accumulated other comprehensive loss	(6,653)	(7,991)
Total stockholders' equity	1,056,519	1,039,799
Total Liabilities and Stockholders' Equity	$1,629,740	$1,648,294

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in thousands except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Net sales	$275,415	$248,913
Cost of sales	154,508	137,019
Gross profit	120,907	111,894

Operating expenses:
Selling, general and administrative	84,015	81,024
Research and development	17,387	16,274
Impairment charges	1,672	—
Contingent consideration expense	2,600	402
Total operating expenses	105,674	97,700

Income from operations	15,233	14,194

Other income (expense):
Interest income	104	472
Interest expense	(1,002)	(1,537)
Other expense - net	(164)	(435)
Total other expense — net	(1,062)	(1,500)

Income before income taxes	14,171	12,694

Income tax expense	3,626	1,736

Net income	$10,545	$10,958

Earnings per common share
Basic	$0.19	$0.20
Diluted	$0.18	$0.19

Weighted average shares outstanding
Basic	56,593	55,717
Diluted	57,531	56,978

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands - unaudited)

	Three Months Ended
	March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,545	$10,958
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,466	21,400
Write-off of certain intangible assets and other long-term assets	1,672	—
Amortization of right-of-use operating lease assets	2,584	3,070
Fair value adjustments to contingent consideration	2,600	402
Stock-based compensation expense	4,642	3,595
Other adjustments	218	96
Changes in operating assets and liabilities, net of acquisitions and divestitures	(30,717)	(4,289)
Total adjustments	1,465	24,274
Net cash, cash equivalents, and restricted cash provided by operating activities	12,010	35,232

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(9,526)	(6,171)
Cash paid in acquisitions, net of cash acquired	—	(358)
Other investing, net	(342)	181
Net cash, cash equivalents, and restricted cash used in investing activities	(9,868)	(6,348)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,641	5,520
Proceeds from (payments on) long-term debt, net	9,625	(30,875)
Contingent payments related to acquisitions	(24,491)	(403)
Payment of taxes related to an exchange of common stock	(1,015)	(488)
Net cash used in financing activities	(14,240)	(26,246)
Effect of exchange rates on cash	111	(1,035)
Net increase (decrease) in cash, cash equivalents and restricted cash	(11,987)	1,603

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	67,750	56,916
End of period	$55,763	$58,519

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	53,875	58,519
Restricted cash reported in prepaid expenses and other current assets	1,888	—
Total cash, cash equivalents and restricted cash	$55,763	$58,519

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	non-GAAP gross margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin, non-GAAP operating income and margin, and non-GAAP net income (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, corporate transformation expenses, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period, and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. The constant currency revenue adjustment of $1.7 million to reported revenue for the three-month period ended March 31, 2022 was calculated using the applicable average foreign exchange rates for the three-month period ended March 31, 2021.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three-month period ended March 31, 2022, there were no revenues from acquisitions excluded in the calculation of Merit’s constant currency revenue, organic.

Non-GAAP Gross Margin

Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets, certain inventory write-offs, and inventory mark-up related to acquisitions, divided by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets, changes in tax regulations, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three-month periods ended March 31, 2022 and 2021. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $3.4 million and $2.6 million for the three-month periods ended March 31, 2022 and 2021, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Three Months Ended
	March 31, 2022
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$14,171	$(3,626)	$10,545	$0.18

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,552	(2,587)	7,965	0.14
Operating Expenses
Contingent consideration expense	2,600	(8)	2,592	0.05
Impairment charges	1,672	(318)	1,354	0.02
Amortization of intangibles	1,607	(398)	1,209	0.02
Performance-based share-based compensation (a)	1,245	(124)	1,121	0.02
Corporate transformation and restructuring (b)	5,077	(1,243)	3,834	0.07
Acquisition-related	228	(55)	173	0.00
Medical Device Regulation expenses (c)	1,919	(470)	1,449	0.03
Other (d)	85	(21)	64	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(37)	114	0.00

Non-GAAP net income	$39,307	$(8,887)	$30,420	$0.53

Diluted shares				57,531

	Three Months Ended
	March 31, 2021
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$12,694	$(1,736)	$10,958	$0.19

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,679	(2,652)	8,027	0.14
Operating Expenses
Contingent consideration expense	402	8	410	0.01
Amortization of intangibles	1,816	(454)	1,362	0.02
Performance-based share-based compensation (a)	1,016	(120)	896	0.02
Corporate transformation and restructuring (b)	5,446	(1,345)	4,101	0.07
Acquisition-related	4,782	(1,186)	3,596	0.06
Medical Device Regulation expenses (c)	381	(95)	286	0.01
Other (d)	139	(35)	104	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(37)	114	0.00

Non-GAAP net income	$37,506	$(7,652)	$29,854	$0.52

Diluted shares				56,978

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited; in thousands except percentages)

	Three Months Ended		Three Months Ended
	March 31, 2022		March 31, 2021
	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$275,415		$248,913

GAAP Operating Income	15,233	5.5%	14,194	5.7%
Cost of Sales
Amortization of intangibles	10,552	3.8%	10,679	4.3%
Operating Expenses
Contingent consideration expense	2,600	0.9%	402	0.2%
Impairment charges	1,672	0.6%	—	—
Amortization of intangibles	1,607	0.6%	1,816	0.7%
Performance-based share-based compensation (a)	1,245	0.5%	1,016	0.4%
Corporate transformation and restructuring (b)	5,077	1.8%	5,446	2.2%
Acquisition-related	228	0.1%	4,782	1.9%
Medical Device Regulation expenses (c)	1,919	0.7%	381	0.2%
Other (d)	85	0.0%	139	0.1%

Non-GAAP Operating Income	$40,218	14.6%	$38,855	15.6%

Note: Certain percentages may not sum to totals due to rounding

a)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
b)	Includes expenses related to the Foundations for Growth Program and other transformation costs, including severance related to corporate initiatives in the three-month period ended March 31, 2021.
c)	Represents incremental expenses incurred to comply with the Medical Device Regulation (“MDR”) in Europe.
d)	Includes costs to comply with Merit’s settlement agreement with the U.S. Department of Justice (the “DOJ”).

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), and Constant Currency Revenue, Organic (Non-GAAP)

(Unaudited; in thousands except percentages)

		Three Months Ended
		March 31,
	% Change	2022	2021
Reported Revenue	10.6%	$275,415	$248,913

Add: Impact of foreign exchange		1,717	—

Constant Currency Revenue (a)	11.3%	$277,132	$248,913

Less: Revenue from certain acquisitions		—	—

Constant Currency Revenue, Organic (a)	11.3%	$277,132	$248,913

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the section of this release entitled “Non-GAAP Financial Measures.”

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited; as a percentage of reported revenue)

	Three Months Ended
	March 31,
	2022	2021
Reported Gross Margin	43.9%	45.0%

Add back impact of:
Amortization of intangibles	3.8%	4.3%

Non-GAAP Gross Margin	47.7%	49.2%

Note: Certain percentages may not sum to totals due to rounding

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is a leading manufacturer and marketer of proprietary medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team of approximately 600 individuals. Merit employs approximately 6,500 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, net sales, net income (GAAP and non-GAAP), operating income and margin (GAAP and non-GAAP), gross margin (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), free cash flow, and other financial measures, Merit’s response to, the COVID-19 pandemic and the potential for recovery from that pandemic, future growth and profit expectations or forecasted economic conditions, or the implementation of, and results achieved through, Merit’s Foundations for Growth Program or other expense reduction initiatives, or the development and commercialization of new products, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; risks and uncertainties associated with the COVID-19 pandemic and Merit’s response thereto; disruptions in Merit’s supply chain, manufacturing or sterilization processes; reduced availability of, and price increases associated with, commodity components; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; negative changes in economic and industry conditions in the United States or other countries; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; litigation and other judicial proceedings affecting Merit; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; expenditures relating to research, development, testing and regulatory approval or clearance of Merit’s products and risks that such products may not be developed successfully or approved for commercial use; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referenced in the 2021 Annual Report and other materials filed with the SEC. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

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